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                                                               EXHIBIT (a)(1)(E)


                           OFFER TO PURCHASE FOR CASH

                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK

                                       OF

                              HARTFORD LIFE, INC.

                                       AT

                              $50.50 NET PER SHARE

                                       BY

                        HARTFORD FIRE INSURANCE COMPANY
                          A WHOLLY OWNED SUBSIDIARY OF
                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON WEDNESDAY, JUNE 21, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                    May 24, 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Hartford Fire Insurance Company, a Connecticut corporation ("Purchaser") and a wholly owned subsidiary of The Hartford Financial Services Group, Inc., a Delaware corporation ("Parent"), to act as Dealer Managers in connection with Purchaser's offer to purchase all of the issued and outstanding shares of Class A Common Stock, par value $0.01 per share (the "Shares"), of Hartford Life, Inc., a Delaware corporation (the "Company"), at a purchase price of $50.50 per Share, net to the seller in cash (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 24, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 18, 2000, among Parent, Purchaser, HLI Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser, and the Company.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     Enclosed for your information and use are copies of the following documents:

          1. The Offer to Purchase dated May 24, 2000;

          2. The Letter of Transmittal, including a Certification of Taxpayer Identification Number on Substitute Form W-9, to be used by holders of Shares in accepting the Offer and tendering Shares;

          3. A Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents are not immediately available or cannot be delivered to The Bank of New York (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date;
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          4. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          5. A letter to stockholders of the Company from Ramani Ayer, Chairman of the Company, together with a Solicitation/Recommendation Statement on
     Schedule 14D-9, dated May 24, 2000, which has been filed by the Company with the Securities and Exchange Commission, which includes the recommendation of the Board of Directors of the Company that stockholders accept the Offer and tender their shares to Purchaser pursuant to the Offer;

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          7. A return envelope addressed to the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 21, 2000, UNLESS THE OFFER IS EXTENDED.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at DTC (as defined in the Offer to Purchase)), (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) any other required documents.

     If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedure described under "THE TENDER OFFER -- Section 3. Procedures for Tendering Shares" in the Offer to Purchase.

     Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Managers, the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, Purchaser will, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Tender Offer should be addressed to Goldman, Sachs & Co. or Georgeson Shareholder Communications Inc. (the "Information Agent") at the addresses and telephone number set forth on the back cover of the Offer to Purchase.

     Additional copies of the enclosed materials may be obtained from the Information Agent, at the addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

                                          Very Truly Yours,

                                          GOLDMAN, SACHS & CO.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU, OR ANY OTHER PERSON, THE AGENT OF PURCHASER, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.